Exhibit 32.1

Certifications Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of VGTel, Inc. (the “Company”) on Form 10-K for the period ending March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Shafran, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: June 28, 2013

/s/ Peter Shafran

Chief Executive Officer and Chief Financial Officer